SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CIGNA Corporation held its Annual Meeting of Shareholders on April 27, 2011.  At the Annual Meeting, CIGNA shareholders (1) elected each of the nominees listed below to the Board of Directors, (2) approved an advisory resolution on executive compensation; (3) conducted an advisory vote on the frequency of future advisory votes on executive compensation; (4) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2011, and (5) approved an amendment to the CIGNA Long-Term Incentive Plan.

Proposal 1: Election of Directors – to elect three directors for terms expiring in 2014.
	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Nominees
Roman Martinez IV	187,319,619	16,333,020	247,470	14,937,983
Carol Cox Wait	185,997,672	17,524,682	377,755	14,937,983
William D. Zollars	185,454,200	18,183,483	262,426	14,937,983

Proposal 2:  Approval of an advisory resolution on executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
150,787,520	52,478,504	634,085	14,937,983

Proposal 3:  Advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Votes Abstain	Broker Non-Votes
142,899,063	1,029,421	59,397,350	574,273	14,937,983

Proposal 4:  Ratification of PricewaterhouseCoopers LLP as CIGNA's Independent Registered Public Accounting Firm for 2011.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
211,570,708	6,886,377	381,007	0

Proposal 5: Approval of an amendment to the CIGNA Long-Term Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
194,189,858	8,776,521	835,730	15,035,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: May 2, 2011	By:	/s/ Carol Ann Petren
Carol Ann Petren
Executive Vice President
and General Counsel